Exhibit 99.1

FOR IMMEDIATE RELEASE

Portfolio Recovery Associates, Inc. Announces New Members to the Board of
Directors, New Call Center Lease and Loan Agreement Modification

Norfolk, VA (November 21, 2002)

Directors Named - Portfolio Recovery Associates, Inc. (Nasdaq:PRAA) announced today the addition of three new independent members to complete its Board of Directors following the Company’s recent initial public offering. Peter Cohen, James Voss, and William Brophey were named to the board of directors, effective November 19, 2002. This brings the Company’s board members to five. David Roberts of Angelo, Gordon & Co., L.P. and Steve Fredrickson, President, Chairman and Chief Executive Officer of the Company, also serve on the board.

“I am extremely pleased to be working with such an experienced, talented group,” said Mr. Fredrickson. “These three gentleman bring the kind of hands-on experience, career diversity, and personal integrity that we hope will make Portfolio Recovery Associates an exceptional public company. We are fortunate to have them on our board.”

Peter Cohen - Mr. Cohen began his career on Wall Street at Reynolds & Co. in 1969. In 1970, he joined the firm which would later become Shearson Lehman Brothers. In 1981, when Shearson merged with American Express, he was appointed president and chief operating officer. From 1983 to 1990, he served as chairman and chief executive officer of Shearson. Under his leadership, Shearson grew to become the second-largest full-service firm in the securities industry. From 1991 to 1994, Mr. Cohen served as an advisor and vice chairman of the board of Republic New York Corporation. In 1994, he started what is today Ramius Capital Group, an investment management business, which currently has $3 billion of assets under management.

Cohen has served on numerous boards of directors, including the New York Stock Exchange, the American Express Company, Olivetti SpA, and Telecom SpA. Currently, he sits on the boards of Presidential Life Corporation, The Mount-Sinai-NYU Medical Center & Health System, Kroll Inc., and Titan Corporation. “Peter has a wealth of both investment and operating company experience; his 30 years of experience on Wall Street allows him to bring the perspective of the investment community as well as the benefit of an additional outside viewpoint,” said Mr. Roberts.

Mr. Cohen has an MBA from Columbia University and a Bachelor’s Degree from Ohio State University.

James Voss – Mr. Voss has more than 35 years experience as a senior finance executive. He currently heads Voss Consulting, Inc., serving as a consultant to community banks regarding policy, organization, credit risk management and strategic planning. From 1992 through 1998, he was with First Midwest Bank as executive vice president and chief credit officer. He served in a variety of senior executive roles during a 24 year career (1965-1989) with Continental Bank of Chicago, and was chief financial officer at Allied Products Corporation (1990-1991), a publicly traded (NYSE) diversified manufacturer. Currently, he serves on the board of Elgin State Bank.

Mr. Voss has both an MBA and Bachelor’s Degree from Northwestern University.

William Brophey – Currently retired, Mr. Brophey has more than 35 years of experience as president and chief executive officer of Brad Ragan, Inc., a (formerly) publicly traded automotive product and service retailer and as a senior executive at The Goodyear Tire and Rubber Company. Throughout his career, he held numerous field and corporate positions at Goodyear in the areas of wholesale, retail, credit, and sales and marketing, including general marketing manager, commercial tire products. He served as president and chief executive officer and a member of the board of directors of Brad Ragan, Inc. (a 75% owned public subsidiary of Goodyear) from 1988 to 1996, and vice chairman of the board of directors from 1994 to 1996, when he was named vice president, original equipment tire sales world wide at Goodyear. From 1998 until his retirement in 2000, he was again elected president and chief executive officer and vice chairman of the board of directors of Brad Ragan, Inc.

Mr. Brophey has a business degree from Ohio Valley College and attended advanced management programs at Kent State University, Northwestern University, Morehouse College and Columbia University.

New Call Center Lease –The Company also announced the signing of a lease for a third call center. The new 21,000 square foot center, scheduled to open during Q1 2003, will be located at the netcenter project in Hampton, Virginia. “We are pleased with both the new facility and the economic terms of the transaction,” said Kevin Stevenson, Senior Vice President and Chief Financial Officer of the Company. “Our final decision was driven by the project’s excellent infrastructure and amenities, as well as the various local and state economic incentives, including the fact the facility is located in an enterprise zone. The available employee base in Hampton is large, diverse and skilled; moreover, Hampton will draw upon a labor pool that is distinct from our Norfolk base while being close to our headquarters.” The Company was represented by Gray Randolph of CB Richard Ellis, and worked closely with both the Virginia Economic Development Partnership and the Hampton Development Department in making the site selection. “We look forward to bringing more than 250 well-paying jobs to Hampton over the next few years,” said Mr. Stevenson.

Loan Agreement Modification – The Company also announced an agreement in principal with its primary lender, Westside Funding Corporation, to modify the terms of its loan agreement. In keeping with the Company’s reduced borrowing needs given the recent initial public offering, the facility will be reduced from $40 million to $25 million. Other modified terms include a $75,000 one-time amendment fee payable at the closing of the loan modification, a reduction of the borrowing spread, and an increase in the facility’s non-use fee when the amount outstanding under the facility is less than $10 million. All indebtedness to the lender was repaid on November 14, 2002 from proceeds of the IPO. In addition to the $25 million line, the company has approximately $20 million in available cash. “Our ability to renegotiate the terms of the loan facility to accommodate the Company’s current needs while keeping the facility intact is a great economic outcome,” stated Mr. Fredrickson. “The facility allows us to tap additional liquidity when needed and avoid pre-payment fees and other charges that would have been incurred with a termination of the loan agreement.”

About Portfolio Recovery Associates - Portfolio Recovery Associates is a full-service provider of outsourced receivables management. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other service providers. The defaulted consumer receivables Portfolio Recovery Associates collects are either purchased from the credit originator or are collected on behalf of clients on a commission basis.

Portfolio Recovery Associates’ principal executive offices are located at 120 Corporate Boulevard, Suite 100, Norfolk, Virginia 23502.

Statements in this press release which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plan or predictions of the future, are forward-looking statements. Forward-looking statements in this press release include statements regarding the success of the Company’s new Hampton, Virginia facility and the ability to borrow when needed under the Westside loan facility. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, the Company’s actual results may differ from those expressed or implied in any such forward-looking statements as a result of various factors including the risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission including but not limited to its Registration Statement on Form S-1 for its recent initial public offering. To learn more contact:

Melissa Stallard
Investor Relations
Portfolio Recovery Associates
Tel: 757-519-9300, x-3010
E-mail: mkstallard@portfoliorecovery.com